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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF DECEMBER 31, 1997


                                                           December 31,
                                                         1997         1996
                                                         ----         ----
Shares outstanding at beginning of period              5,163,888    5,163,888
    96,775 shares issued January, 1996                    96,775       96,775
    10,606 shares accrued December 31, 1996               10,606           30
                                                       ---------    ---------
Weighted average number of shares                      5,271,269    5,260,693
                                                                    =========
    7,337 shares issued on December 15, 1997                 306
    21,538 shares accrued December 31, 1997                   60
                                                       ---------
Weighted average number of shares                      5,271,635
                                                       =========